Exhibit 23


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Burlington Industries, Inc. of our report dated October 26, 2000, except for Note F, as to which the date is December 5, 2000, included in the 2000 Annual Report to Shareholders of Burlington Industries, Inc.

Our audits also included the financial statement schedule of Burlington Industries, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-95350) of Burlington Industries, Inc. and in the related Prospectus of our report dated October 26, 2000, except for Note F, as to which the date is December 5, 2000, with respect to the consolidated financial statements incorporated herein by reference and our report included in the above paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Burlington Industries, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-49894) pertaining to the Burlington Industries, Inc. 1992 Equity Incentive Plan, the Registration Statement (Form S-8 No. 333-09501) pertaining to the Burlington Industries, Inc. 1995 Equity Incentive Plan, the Registration Statement (Form S-8 No. 333-85629) pertaining to the Burlington Industries, Inc. 1998 Equity Incentive Plan, and the Registration Statement (Form S-8 No. 333-38660) pertaining to the Burlington Industries, Inc. Award Agreement dated June 1, 2000 of our report dated October 26, 2000, except for Note F, as to which the date is December 5, 2000, with respect to the consolidated financial statements incorporated herein by reference and our report included in the above paragraph with respect to the financial statement schedule  included in this Annual Report (Form 10-K) of  Burlington  Industries,
Inc.


                                            /s/ Ernst & Young LLP

Greensboro, North Carolina
December 21, 2000